THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of May 13, 2015 (the “Amendment”), is made pursuant to that certain Loan and Security Agreement dated as of August 19, 2011 (as amended, modified or supplemented from time to time, the “Agreement”), among CAC Warehouse Funding LLC IV, a Delaware limited liability company (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer” or the “Custodian”), Bank of Montreal (the “Lender”), BMO Capital Markets Corp., a Delaware corporation (“BMO Capital Markets”), as deal agent (the “Deal Agent”), Bank of Montreal (the “Collateral Agent”), and Wells Fargo Bank, National Association, a national banking association, as backup servicer (the “Backup Servicer”).
W I T N E S S E T H :
WHEREAS, the Borrower, Credit Acceptance, the Backup Servicer, the Lender, the Deal Agent and the Collateral Agent have previously entered into and are currently party to the Agreement;
WHEREAS, the Borrower has requested that certain amendments be made to the Agreement, and the Borrower, Credit Acceptance, the Backup Servicer, the Lender, the Deal Agent and the Collateral Agent are willing to amend the Agreement under the terms and conditions set forth in this Amendment;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.    Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.
Section 2.    Amendments.
2.1.    Each of the following defined terms appearing in Section 1.1 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:
“Amortization Event”: The occurrence of any of the following events: (i) on any Determination Date, the average Payment Rate for the preceding three (3) Collection Periods with respect to which the Payment Rate was calculated is less than 3.0%; (ii) a Reserve Advance is made, except if on the date of such Reserve Advance, the Aggregate Loan Amount is zero; (iii) Collections are less than 80.0% of Forecasted Collections for any two (2) consecutive

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Collection Periods; (iv) on any Payment Date, the Weighted Average Spread Rate is less than 16.5%; or (v) the Commitment Termination Date.
“Commitment Termination Date”: April 30, 2018, or such later date to which the Commitment Termination Date may be extended if agreed in writing among the Borrower, the Deal Agent and the Lender.
“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Deal Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).
“Overconcentration Loan Amount”: With respect to any Dealer, the amount by which the aggregate Net Loan Balance of Dealer Loans made to such Dealer, calculated on the Funding Date, exceeds the Dealer Concentration Limit.
“Required Reserve Account Amount”: With respect to any date of determination, an amount equal to the sum of (a) the product of (i) 1.0% and (ii) the Aggregate Loan Amount on such date (after the application of funds pursuant to Section 2.6 on the related Payment Date) plus (b) all amounts required to be maintained by the Borrower pursuant to Section 6.2(c)(ii) hereof; provided, however, the Required Reserve Account Amount shall at no time be less than $70,000 (unless the Aggregate Loan Amount is zero, in which case the Required Reserve Account Amount shall be $0).
2.2.    The defined term “Uncapped Pool” appearing in Section 1.1 of the Agreement is hereby deleted in its entirety.
2.3.    The reference to “five (5) Business Days” appearing in Section 2.13(a)(i) of the Agreement is hereby replaced with “three (3) Business Days.”

2.4.    Section 4.1 of the Agreement is hereby amended by adding the following new consecutively lettered clause at the end thereof:
(ff)    Not a Covered Fund. The Borrower (i) is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder) and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
Section 3.    Conditions Precedent; Effectiveness of Amendment. This Amendment shall not become effective until each document specified in Exhibit A attached hereto has been duly executed by, and delivered to, the parties hereto and thereto and the Deal Agent has received all such executed documents.
Section 4.    Representations of the Borrower and Servicer. Each of Borrower and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Agreement and any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date) and that no Amortization Event, Termination Event or Unmatured Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.
Section 5.    Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
Section 6.    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 8.    Fees and Expenses. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Deal Agent and the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of external counsel for the Deal Agent and the Lender.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CAC WAREHOUSE FUNDING LLC IV

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

CREDIT ACCEPTANCE CORPORATION
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer
BANK OF MONTREAL
By: /s/ Karen Louie
Name: Karen Louie
Title: Director
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President
BMO CAPITAL MARKETS CORP.
By: /s/ Matthew Peters
Name: Matthew Peters
Title: Managing Director

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT A

CONDITION PRECEDENT DOCUMENTS RELATING TO THIRD AMENDMENT

I. TRANSACTION DOCUMENTS
A. Third Amendment to Loan and Security Agreement	Chapman
II. ADDITIONAL DOCUMENTS
A. Third Amended and Restated Fee Letter	Chapman
B. Legal matters incident to the execution and delivery of the Amendment shall be satisfactory to the Deal Agent and its counsel and the Deal Agent shall have received the favorable written opinion of counsel for the Borrower in form and substance satisfactory to the Deal Agent and its counsel
Skadden
C. Executed legal opinion or opinions of Skadden, counsel to the Borrower, with respect to Volcker Rule matters	Skadden
D. Good Standing Certificates	Skadden

Key:

Chapman	Chapman and Cutler LLP
Skadden	Skadden, Arps, Slate, Meagher & Flom LLP